UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2005

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2005, Enesco entered into a tenth amendment to its existing U.S. credit facility extending the facility termination date from December 31, 2005 to January 1, 2007. The tenth amendment provides that, unless the outstanding loans and letters of credit under the existing U.S. credit facility are paid in full prior to the following dates, the respective fees will become payable: 1) by January 1, 2006, $75,000; 2) by February 1, 2006, $150,000; 3) by March 1, 2006, $250,000; 4) by April 1, 2005, $275,000; 5) by May 1, 2006, $750,000; and 6) by June 1, 2006; $750,000. The amendment also provides for a monthly fee beginning January 1, 2006 through May 1, 2006 in the amount of 0.10% of the highest amount of loans that were outstanding during the preceding month. This fee will increase to 0.20% beginning June 1, 2006 through January 1, 2007. The amendment establishes cumulative minimum consolidated EBITDA requirements and cumulative maximum capital expenditure limitations, which are each measured monthly during 2006.

Enesco signed a commitment letter on December 14, 2005 for a new senior secured credit facility. Upon the closing, Enesco plans to use proceeds from the new credit facility to pay off the outstanding loans under the existing U.S. credit facility.

The tenth amendment to the credit facility is attached hereto as Exhibit 99.1 and the press release announcing the amendment is attached as Exhibit 99.2. Each is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Tenth amendment, dated as of December 21, 2005, by and among Enesco Group, Inc., Fleet National Bank and LaSalle Bank, N.A.

99.2 Press Release, dated December 21, 2005, announcing the tenth amendment to the credit facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

December 21, 2005	By:	/s/ Cynthia Passmore-McLaughlin

Name: Cynthia Passmore-McLaughlin
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Tenth amendment, dated as of December 21, 2005, by and among Enesco Group, Inc., Fleet National Bank and LaSalle Bank, N.A.
99.2	Press Release, dated December 21, 2005, announcing the tenth amendment to the credit facility.